EXHIBIT 1.1

HARTMAN vREIT XXI, INC.

DEALER MANAGER AGREEMENT

This Dealer Manager Agreement (the “Agreement”) dated May, ___ 2016 is between Hartman vREIT XXI, Inc., a Maryland corporation (the “Company”) and D.H. Hill Securities, LLLP (the “Dealer Manager”).

W I T N E S S E T H

WHEREAS, The Company desires to offer for sale up to $269,000,000 in its common stock (the “Shares”) to the public pursuant to a registration statement filed with the Securities and Exchange Commission (the “SEC”) on Form S-11 (as amended from time to time, the “Registration Statement”).  The offering prospectus, including each and every supplement and post-effective amendment thereto are hereinafter referred to as the Prospectus (the “Prospectus”).

 The Shares are to be issued and sold for $10.00 per Share, with discounts available to investors who purchase more than 25,000 shares and certain other categories of purchasers.    There shall be a minimum purchase by any one person of 1,000 Shares, except as otherwise indicated in the Prospectus or in any letter or memorandum from the Company to the Dealer Manager.  Terms not defined herein shall have the same meaning as in the Prospectus.

In connection therewith, the Company hereby agrees with you, the Dealer Manager, as follows:

1.

Representations and Warranties of the Company

The Company represents and warrants to the Dealer Manager and each dealer with whom the Dealer Manager has entered into or will enter into a Soliciting Dealer Agreement, including all amendments thereto, in the form attached to this Agreement as Exhibit A (said dealers being hereinafter referred to individually as “Dealer” and/or  collectively as the “Dealers”) that:

1.1

A Prospectus with respect to the Company has been prepared by the Company in accordance with applicable requirements of the Securities Act of 1933, as amended (the “Securities Act”), and the applicable rules and regulations (the “Rules and Regulations”) of the Securities and Exchange Commission (the “SEC”) promulgated thereunder, covering the Shares.  Copies of such Prospectus and each amendment or supplement thereto have been or will be delivered to the Dealer Manager.

1.2

The Company has been duly and validly organized and formed as a corporation under the laws of the state of Maryland, with the power and authority to conduct its business as described in the Prospectus.

1.3

The Prospectus complies with the Securities Act and the Rules and Regulations and does not contain any untrue statements of material facts or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; provided, however, that the foregoing provisions of this Section 1.3 will not extend to such statements contained in or omitted from the Prospectus as are primarily within the knowledge of the Dealer Manager or any of the Dealers and are based upon information furnished by the Dealer Manager in writing to the Company specifically for inclusion therein.

1.4

The Company intends to use the funds received from the sale of the Shares as set forth in the Prospectus.

1.5

No consent, approval, authorization or other order of any governmental authority is required in connection with the execution or delivery by the Company of this Agreement or the issuance and sale by the Company of the Shares, except such as may be required under the Securities Act or applicable state securities laws.

1.6

There are no actions, suits or proceedings pending or to the knowledge of the Company, threatened against the Company at law or in equity or before or by any federal or state commission, regulatory body or administrative agency or other governmental body, domestic or foreign, except as set forth on Exhibit 1.6, which may or will have a material adverse effect on the business or property of the Company.

1.7

The execution and delivery of this Agreement, the consummation of the transactions herein contemplated and compliance with the terms of this Agreement by the Company will not conflict with or constitute a default under any charter, bylaw, indenture, mortgage, deed of trust, lease, rule, regulation, writ, injunction or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over the Company, except to the extent that the enforceability of the indemnity and/or contribution provisions contained in Section 4 of this Agreement may be limited under applicable securities laws.

1.8

The Company has full legal right, power and authority to enter into this Agreement and to perform the transactions contemplated hereby, except to the extent that the enforceability of the indemnity and/or contribution provisions contained in Section 4 of this Agreement may be limited under applicable securities laws.

1.9

At the time of the issuance of the Shares, the Shares will have been duly authorized and validly issued, and upon payment therefore, will be fully paid and non-assessable and will conform to the description thereof contained in the Prospectus.

2.

Covenants of the Company

The Company covenants and agrees with the Dealer Manager that:

2.1

It will, at no expense to the Dealer Manager, furnish the Dealer Manager and the Dealers with such number of printed copies of the Prospectus, including all amendments, supplements and exhibits thereto, as the Dealer Manager may reasonably request.  It will similarly furnish to the Dealer Manager and others designated by the Dealer Manager as many copies as the Dealer Manager may reasonably request in connection with the offering of the Shares of: (a) the Prospectus in preliminary and final form and every form of supplemental or amended Prospectus; (b) this Agreement; and (c) any other printed sales literature or other materials (provided that the use of said sales literature and other materials has been first approved for use by the Company and all appropriate regulatory agencies).

2.2

It will furnish such proper information and execute and file such documents as may be necessary for the Company to qualify the Shares for offer and sale under the securities laws of such jurisdictions as the Dealer Manager may reasonably designate and will file and make in each year such statements and reports as may be required.  The Company will furnish to the Dealer Manager a copy of such papers filed by the Company in connection with any such qualification.

2.3

If at any time when a Prospectus is required to be delivered under the Securities Act any event occurs as a result of which, in the opinion of either the Company or the Dealer Manager, the Prospectus or any other Prospectus then in effect would include an untrue statement of a material fact or, in view of the circumstances under which they were made, omit to state any material fact necessary to make the statements therein not misleading, the Company will promptly notify the Dealer Manager thereof (unless the information shall have been received from the Dealer Manager) and will affect the preparation of an amended or supplemental Prospectus which will correct such statement or omission.  The Company will then promptly prepare such amended or supplemental Prospectus or Prospectuses as may be necessary to comply with the requirements of Section 10 of the Securities Act.

3.

Obligations and Compensation of Dealer Manager

3.1

  The Dealer Manager represents to the Company that (i) it is a member in good standing of FINRA; (ii) it will at all times maintain and employ an adequate number of administrative personnel (who shall be acceptable to the Company) to fulfill its obligations under this agreement and any supplemental or successor agreement and shall be solely responsible for the compensation of such personnel; (iii) it will be responsible for payment of such other costs incurred by it in connection with the Offering as shall be agreed between the Company and the Dealer Manager, which costs shall not exceed the amounts received by the Dealer Manager as a dealer manager fee (discussed below); (iv) it and its employees and representatives have all required licenses and registrations to act under this Agreement; and (v) it has established and implemented anti-money laundering compliance programs (“AML Program”) in accordance with applicable law, including applicable FINRA rules, SEC rules and the USA PATRIOT Act of 2001 (“AML Program”), reasonably expected to detect and cause the reporting of suspicious transactions in connection with the sale of Shares of the Company; however, the Company shall not rely on the AML Program of Dealer Manager with respect to customers of Dealers who acquire Shares, but will rely on the AML Program of each of the respective Dealers.

3.2

Promptly after the effective date of this agreement, the Dealer Manager and the Dealers shall commence the offering of the Shares for cash to the public in jurisdictions in which the Shares are registered or qualified for sale or in which such offering is otherwise permitted.  The Dealer Manager and the Dealers will suspend or terminate offering of the Shares upon request of the Company at any time and will resume offering the Shares upon subsequent request of the Company.

3.3

Except as provided in the “Plan of Distribution” Section of the Prospectus, the Company agrees that it will pay to the Dealer Manager selling commissions in the amount of up to 7.0% of the gross offering proceeds before re-allowance to participating broker-dealers.  Pursuant to the Soliciting Dealer Agreements, the Dealer Manager will re-allow 100% of its selling commissions to the participating broker-dealers.  As compensation for the services rendered by the Dealer Manager, the Company will also pay the Dealer Manager a dealer manager fee of up to 3.0% of gross offering proceeds, before re-allowance to participating broker-dealers, but not less than $7,000 per month after said re-allowances. Pursuant to separately negotiated agreements, Dealer Manager will pay to persons affiliated with the Company and/or its affiliates who are registered representatives and independent contractors with Dealer Manager (the “Wholesalers”), commissions of up to 1.5% of gross offering proceeds and re-allow to the Dealers, a marketing fee and due diligence expense reimbursement of up to 1.5% of gross offering proceeds which, in the aggregate, will not exceed the maximum permitted under the FINRA and NASAA REIT Guidelines to broker-dealers participating in the offering. Notwithstanding the foregoing, no commissions, payments or amount whatsoever will be paid to the Dealer Manager under this Section 3.3 unless or until the gross proceeds of the Shares sold are received in good funds by the Company.  To the extent Dealer Manager instructs the transfer agent for the Company (the “Transfer Agent”) to re-allow and pay the Dealers directly out of the proceeds the REIT Offering, Dealer Manager will not be liable or responsible to any of the Dealers for direct payment of commissions to such Dealers.  No sales commission or dealer manager fee will be paid with respect to Shares sold pursuant to the Company’s dividend reinvestment plan and/or purchases of Shares made directly by clients of investment advisers.  Total underwriting compensation, including sales commissions, the dealer manager fee and underwriter expense reimbursement may not exceed the maximum amount allowed under the rules of FINRA.

3.4

The Dealer Manager shall use and distribute in conjunction with the offer and sale of any Shares through Dealers only the Prospectus and such sales literature and advertising as shall have been previously approved in writing by the Company.

3.5

The Dealer Manager, through the Dealers, shall cause Shares to be offered and sold only in those jurisdictions specified in writing by the Company for whose account Shares are then offered for sale, and such list of jurisdictions shall be updated by the Company as additional states are added.  The Company shall specify only such jurisdictions in which the offering and sale of its Shares has been authorized by appropriate state regulatory authorities.  No Shares shall be offered or sold for the account of the Company in any other states.

4.

Indemnification

4.1

The Company will indemnify and hold harmless the Dealers and the Dealer Manager, their officers and directors and each person, if any, who controls such Dealers or Dealer Manager within the meaning of Section 15 of the Securities Act from and against any losses, claims, damages or liabilities, joint or several, to which such Dealers or Dealer Manager, their officers and directors, or such controlling person may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (a) any untrue statement or alleged untrue statement of a material fact contained (i) in any Registration Statement or any post-effective amendment thereto or in the Prospectus or any amendment or supplement to the Prospectus or (ii) in any blue sky application or other document executed by the Company or on its behalf specifically for the purpose of qualifying any or all of the Shares for sale under the securities laws of any jurisdiction or based upon written information furnished by the Company under the securities laws thereof (any such application, document or information being hereinafter called a “Blue Sky Application”), or (b) the omission or alleged omission to state in the Prospectus or any post-effective amendment thereof or supplement thereto or in any Blue Sky Application, a material fact required to be stated therein or necessary to make the statements therein not misleading, or (c) any untrue statement or alleged untrue statement of a material fact contained in any preliminary Prospectus, if used prior to the effective date of the agreement, or in the Prospectus or any amendment or supplement to the Prospectus or the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and will reimburse each of the Dealers or Dealer Manager, its officers and each such controlling person for any legal or other expenses reasonably incurred by such Dealers or Dealer Manager, its officers and directors, or such controlling person in connection with investigating or defending such loss, claim, damage, liability or action.  Notwithstanding the foregoing,  the Company will not be liable in any such case (a) to the extent that any such loss, claim, damage or liability arises out of, or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company or Dealer Manager by or on behalf of any Dealers or Dealer Manager specifically for use with reference to such Dealers or Dealer Manager in the preparation of the Registration Statement or any such post-effective amendment thereof, any such Blue Sky Application or any such preliminary Prospectus or the Prospectus or any such amendment thereof or supplement thereto; and (b) if it is determined that such Dealer or Dealer Manager was at fault in connection with the loss, claim, damage, liability or action, provided however, the loss, claim, liability or action is not based upon the activities of the Wholesalers.  Additionally, the Company may not indemnify or hold harmless the Dealer Manager, any Dealer or any of their affiliates, in any manner that would be inconsistent with the provisions of Section II.G. of the Statement of Policy Regarding Real Estate Investment Trusts of the North American Securities Administrators Association, Inc., effective May 7, 2007, as amended (the “NASAA REIT Guidelines”).  In particular, but without limitation, the Company may not indemnify or hold harmless the Dealer Manager, any Dealers or any of their affiliates for liabilities arising from or out of a violation of state or federal securities laws, unless one or more of the following conditions are met:

(a)

there has been a successful adjudication on the merits of each count involving alleged securities law violations;

(b)

such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction; or

(c)

a court of competent jurisdiction approves a settlement of the claims against the indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the SEC and of the published position of any state securities regulatory authority in which the securities were offered as to indemnification for violations of securities laws.

4.2

The Dealer Manager will indemnify and hold harmless the Company and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act, from and against any losses, claims, damages or liabilities to which any of the aforesaid parties may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) do not arise out of actions of the Wholesalers, and or are based upon (a) any untrue statement of a material fact contained (i) in the Prospectus, or any post-effective amendment thereof or supplement thereto or (ii) in any Blue Sky Application, or (b) the omission to state in the Prospectus or any post-effective amendment thereof or supplement thereto or in any Blue Sky Application a material fact required to be stated therein or necessary to make the statements therein not misleading, or (c) any untrue statement or alleged untrue statement of a material fact contained in the Prospectus, or in any amendment or supplement to the Prospectus or the omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein in the light of the circumstances under which they were made not misleading in each case to the extent, but only to the extent, that such untrue statement or omission was made in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Dealer Manager specifically for use with reference to the Dealer Manager in the preparation of any such Blue Sky Application or any such preliminary Prospectus or the Prospectus or any such amendment thereof or supplement thereto, or (d) any unauthorized use of sales materials or use of unauthorized verbal representations concerning the Shares by the Dealer Manager, or (e) any failure to comply with applicable laws governing money laundry abatement and anti-terrorist financing efforts, including applicable FINRA rules, SEC rules and the USA PATRIOT Act of 2001, and will reimburse the aforesaid parties, in connection with investigation or defending such loss, claim, damage, liability or action.  This indemnity agreement will be in addition to any liability which the Dealer Manager may otherwise have.

4.3

Each Dealer severally will indemnify and hold harmless the Company, Dealer Manager and each of their officers and directors (including any persons named in the Prospectus with his consent, as about to become a director), and each person, if any, who controls the Company and the Dealer Manager within the meaning of Section 15 of the Securities Act from and against any losses, claims, damages or liabilities to which the Company, the Dealer Manager, any such director or officer, or controlling person may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (a) any untrue statement or alleged untrue statement of a material fact contained (i) in the  Prospectus or any post-effective amendment thereof or supplement thereto or (ii) in any Blue Sky Application, or (b) the omission or alleged omission to state in the Prospectus as a part thereof or any post-effective amendment thereof or supplement thereto or in any Blue Sky Application a material fact required to be stated therein or necessary to make the statements therein not misleading, or (c) any untrue statement or alleged untrue statement of a material fact contained in any preliminary Prospectus, if used prior to the effective date of this agreement, or in the Prospectus, or in any amendment or supplement to the Prospectus or the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company or the Dealer Manager by or on behalf of such Dealer specifically for use with reference to such Dealer in the preparation of any such Blue Sky Application or any such preliminary Prospectus or the Prospectus or any such amendment thereof or supplement thereto, or (d) any unauthorized use of sales materials or use of unauthorized verbal representations concerning the Shares by such Dealer or Dealer’s representations or agents in violation of Section 1 of the Soliciting Dealer Agreement or otherwise, or (e) any failure to comply with applicable laws governing money laundry abatement and anti-terrorist financing efforts, including applicable FINRA rules, SEC rules and the USA PATRIOT Act of 2001, and will reimburse the Company and the Dealer Manager and any such directors or officers, or controlling person, in connection with investigating or defending any such loss, claim, damage, liability or action.  This indemnity agreement will be in addition to any liability which such Dealer may otherwise have.

4.4

Promptly after receipt by an indemnified party under this Section 4 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 4, notify in writing the indemnifying party of the commencement thereof and the omission so to notify the indemnifying party will relieve such indemnifying party from any liability under this Section 4 as to the particular item for which indemnification is then being sought, but not from any other liability which it may have to any indemnified party.  In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled, to the extent it may wish, jointly with any other indemnifying party similarly notified, to participate in the defense thereof, with separate counsel.  Such participation shall not relieve such indemnifying party of the obligation to reimburse the indemnified party for reasonable legal and other expenses (subject to Section 4.5) incurred by such indemnified party in defending itself, except for such expenses incurred after the indemnifying party has deposited funds sufficient to effect the settlement, with prejudice, of the claim in respect of which indemnity is sought.  Any such indemnifying party shall not be liable to any such indemnified party on account of any settlement of any claim or action effected without the consent of such indemnifying party.

4.5

The indemnifying party shall pay all legal fees and expenses of the indemnified party in the defense of such claims or actions; provided, however, that the indemnifying party shall not be obligated to pay legal expenses and fees to more than one law firm in connection with the defense of similar claims arising out of the same alleged acts or omissions giving rise to such claims notwithstanding that such actions or claims are alleged or brought by one or more parties against more than one indemnified party.  If such claims or actions are alleged or brought against more than one indemnified party, then the indemnifying party shall only be obliged to reimburse the expenses and fees of the one law firm that has been selected by a majority of the indemnified parties against which such action is finally brought; and in the event a majority of such indemnified parties is unable to agree on which law firm for which expenses or fees will be reimbursable by the indemnifying party, then payment shall be made to the first law firm of record representing an indemnified party against the action or claim. Such law firm shall be paid only to the extent of services performed by such law firm and no reimbursement shall be payable to such law firm on account of legal services performed by another law firm.

4.6

The indemnity agreements contained in this Section 4 shall remain operative and in full force and effect regardless of (a) any investigation made by or on behalf of any Dealer, or any person controlling any Dealer or by or on behalf of the Company, the Dealer Manager or any officer or director thereof, or by or on behalf of the Company or the Dealer Manager, (b) delivery of any Shares and payment therefore, and (c) any termination of this Agreement.  A successor of any Dealer or of any of the parties to this Agreement, as the case may be, shall be entitled to the benefits of the indemnity agreements contained in this Section 4.

5.

Survival of Provisions

The respective agreements, representations and warranties of the Company and the Dealer Manager set forth in this Agreement shall remain operative and in full force and effect regardless of (a) any termination of this Agreement, (b) any investigation made by or on behalf of the Dealer Manager or any Dealer or any person controlling the Dealer Manager or any Dealers or by or on behalf of the Company or any person controlling the Company, and (c) the acceptance of any payment for the Shares.

6.

Applicable Law; Venue

This Agreement was executed and delivered in, and its validity, interpretation and construction shall be governed by the laws of, the State of Texas; provided however, that causes of action for violations of federal or state securities laws shall not be governed by this Section.  Venue for any action brought hereunder shall lie exclusively in Houston, Texas.

7.

Counterparts

This Agreement may be executed in any number of counterparts.  Each counterpart, when executed and delivered, shall be an original contract, but all counterparts, when taken together, shall constitute one and the same Agreement.

8.

Successors and Amendment

This Agreement shall inure to the benefit of and be binding upon the Dealer Manager and the Company and their respective successors. Nothing in this Agreement is intended or shall be construed to give to any other person any right, remedy or claim, except as otherwise specifically provided herein.  This Agreement shall inure to the benefit of the Dealers to the extent set forth in Sections 1 and 4 hereof.  This Agreement may be amended or assigned by the written agreement of the Dealer Manager and the Company.

9.

Term

This Agreement may be terminated by either party (i) immediately upon notice to the other party in the event that the other party shall have materially failed to comply with any of the material provisions of this Agreement on its part to be performed during the term of this Agreement or if any of the representations, warranties, covenants or agreements of such party contained herein shall not have been materially complied with or satisfied within the times specified or (ii) by either party on 90 days’ written notice.

In any case, this Agreement shall expire at the close of business on the effective date that the Offering is terminated. The provisions of Section 4 hereof shall survive such termination.  Upon the expiration or termination of this Agreement, the Dealer Manager, shall (i) promptly deposit any and all funds in its possession which were received from investors for the sale of Shares into such account as the Company may designate; and (ii) promptly deliver to the Company all records and documents in its possession which relate to the Offering and are not designated as dealer copies.  The Dealer Manager, at its sole expense, may make and retain copies of all such records and documents, but shall keep all such information confidential.  The Dealer Manager shall use its best efforts to cooperate with the Company to accomplish an orderly transfer of management of the Offering to a party designated by the Company.  Upon expiration or termination of this Agreement, the Company shall pay to the Dealer Manager all fees to which the Dealer Manager is or becomes entitled under Section 3 at such time as such fees become payable.

10.

Confirmation

The Company hereby agrees and assumes the duty to confirm, on its behalf and on behalf of dealers or brokers who sell the Shares, all orders for purchase of Shares accepted by the Company.  Such confirmations will comply with the rules of the SEC and FINRA, and will comply with applicable laws of such other jurisdictions to the extent the Company is advised of such laws in writing by the Dealer Manager.

11.

Suitability of Investors

In its agreements with Dealers, the Dealer Manager will require that the Dealers offer Shares only to persons who (a) meet the financial qualifications set forth in the Prospectus or in any suitability letter or memorandum from the Company and (b) reside in the states in which Dealer Manager is advised in writing that the Shares are qualified for sale or that such qualification is not required.  In offering Shares, the Dealer Manager will require that the Dealers comply with the provisions of all applicable rules and regulations relating to suitability of investors.

12.

Submission of Orders

12.1

Those persons who purchase Shares will be instructed by the Dealers to make their checks payable to “UMB Bank, N.A. as escrow agent for Hartman vREIT XXI, Inc.” until such time as Dealer Manager is informed that the minimum escrow offering amount has been reached, and after the minimum offering requirements, the checks should be made payable to “Hartman vREIT XXI, Inc. Any Dealer receiving a check not conforming to the foregoing instructions shall return such check directly to such subscriber not later than the end of the next business day following its receipt.  Checks received by the Dealer which conform to the foregoing instructions shall be transmitted to the Escrow Agent until such time as the Dealer Manager is informed that the minimum escrow offering amount has been reached and at such time checks should be transmitted to the Transfer Agent for deposit pursuant to one of the methods described in this Section 12.  Transmittal of received investor funds will be made in accordance with the following procedures.  The Dealer Manager may authorize certain Dealers which are “$250,000 broker-dealers” to instruct their customers to make their checks for Shares subscribed for payable directly to such Dealer.  In such case, the Dealer will collect the proceeds of the subscribers’ checks and issue a check for the aggregate amount of the subscription proceeds made payable to the order of the Company (or the escrow agent as the case may be).

12.2

If a Dealer conducts its internal supervisory procedures at the location where subscription documents and checks are initially received, the Dealer shall forward the subscription documents and the checks to the transfer agent by noon of the next business day following receipt of the subscription documents and the check.

12.3

If a Dealer’s internal supervisory procedures are to be performed at a different location (the “Final Review Office”), the subscription documents and check must be transmitted to the Final Review Office by the end of the next business day following receipt of the subscription documents and check by the Dealer.  The Final Review Office will, by the next business day following receipt of the subscription documents and check, forward both the subscription documents and check to the transfer agent.

12.4

If requested by the Company, the Dealer Manager shall obtain, and shall cause the Dealers to obtain, from subscribers for the Shares, other documentation reasonably deemed by the Company to be required under applicable law or as may be necessary to reflect the policies of the Company.  Such documentation may include, without limitation, subscribers’ written acknowledgement and agreement to the privacy policies of the Company.

13.

Selected Investment Advisor Agreement

With respect to any provision of information concerning the Offering by a selected investment advisor (the “Investment Advisor”) presently registered under the Investment Advisers Act of 1940, as amended, and presently and appropriately registered in each state in which the Investment Advisor has clients, the Company and the Investment Advisor shall enter into a Selected Investment Advisor Agreement in substantially the form attached hereto as Exhibit B.

14.

Notices.

Any notice, approval, request, authorization, direction or other communication under this Agreement shall be given in writing and shall be deemed to be delivered when delivered in person or deposited in the United States mail, properly addressed and stamped with the required postage, registered or certified mail, return receipt requested, to the intended recipient as set forth below:

If to the Company:

Hartman vREIT XXI, Inc.

2909 Hillcroft, Suite 420

Houston, Texas 77057

Attention:  Allen R. Hartman

If to the Dealer Manager:

D.H. Hill Securities, LLLP

1543 Green Oak Place

Suite 100

Kingwood, TX 77339

Attention: Dan H. Hill

Any party may change its address specified above by giving the other party notice of such change in accordance with this Section 14.

(SIGNATURES APPEAR ON NEXT PAGE)

This agreement may be executed in counterparts, including electronically transmitted counterparts, each of which shall be deemed an original and together shall be a single agreement.  If the foregoing correctly sets forth our understanding, please indicate your acceptance thereof in the space provided below for that purpose, whereupon this letter and your acceptance shall constitute a binding agreement between us as of the date first above written.

Very truly yours,

HARTMAN vREIT XXI, INC.

By:

Allen R. Hartman, President

Accepted and agreed as of the date first above written.

D. H. HILL SECURITIES, LLLP

By:

Dan Hill, President, H&H Services, Inc.,

general partner, D.H. Hill Securities, LLLP